Exhibit 99.1

Aether Systems Announces First Quarter 2003 Results

Quarter Marks Two Years of Steady Improvements in Key Financial Metrics

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OWINGS MILLS, Md. – May 6, 2003 – Aether Systems, Inc. (Nasdaq: AETH), a leading provider of wireless and mobile data solutions, today reported financial results for the first quarter ended March 31, 2003.  Revenues for the first quarter were $29.2 million.  The results include subscriber revenue of $19.0 million, engineering services revenue of $79,000, software product revenue of $5.8 million, and device sales of $4.3 million.  In the same period last year, revenues were $23.7 million, including subscriber revenue of $12.3 million, engineering services revenue of $1.7 million, software product revenue of $6.0 million, and device sales of $3.7 million.  In Q4 2002, revenues were $29.5 million.

Based on GAAP, net loss including non-cash charges, was ($.29) per share or ($12.4 million) in Q1 2003.  In the same period last year, net loss was ($1.32) per share or ($55.6 million).  Aether reported a Q1 2003 net operating loss, excluding certain non-cash and other charges, of ($0.22) per share or a total of ($9.3 million).  These results were a significant improvement over management’s first quarter 2003 guidance provided in its fourth quarter 2002 results press release.  In the same period last year, Aether reported a net operating loss, excluding certain non-cash and other charges, of ($0.82) per share or a total of ($34.5 million).  Non-cash and other charges includes restructuring charges associated with Aether’s expense reduction efforts, the amortization of intangibles and other non-cash items primarily relating to acquisitions, the Company’s share of losses in joint ventures under equity method accounting, and non-cash expenses relating to options and warrants.  Aether considers net operating loss, excluding certain non-cash and other charges, to be an important metric of performance because it reflects the Company’s actual operational performance.  Additionally, net operating loss, excluding certain non-cash and other charges, is an important metric used by investors to evaluate the performance of the Company and is the measurement investment analysts use to create consensus estimates for the Company.

“Aether continues to move closer to profitability,” said Chairman and CEO Dave Oros. “This quarter marks two years of steady improvement in many key financial metrics including gross margins and adjusted operating expenses (consisting of research and development, general and administrative, and selling and marketing costs). For the seventh consecutive quarter, we have shown improvement in operating loss per share before non-cash and other charges.  The Company has demonstrated resiliency through a challenging environment and we continue to market and sell proven solutions in areas such as asset monitoring and public safety. Aether will continue to strengthen the areas of our business that directly contribute to the bottom line, while continually evaluating our presence in areas that may not sufficiently enhance our path to profitability.”

Based on GAAP, operating expenses (which include research and development expenses, general and administrative expenses, selling and marketing expenses, depreciation and amortization, option and warrant expense, impairments of intangibles and other assets, early extinguishment of debt, and restructuring charges) were $25.4 million in Q1 2003.  By comparison, operating expenses were $36.0 million in Q4 2002 and $57.8 million in Q1 2002.  Adjusted operating expenses (consisting of research and development, general and administrative, and selling and marketing costs) continued to decrease for the eighth consecutive quarter, improving from $21.2 million in Q4 2002 to $19.5 million this quarter.  In Q1 2002, adjusted operating expenses were $36.2 million.  Aether has reduced adjusted operating expenses by over 45 percent from Q1 2002.  Aether considers adjusted operating expenses that consist of research and development, general and administrative, and selling and marketing costs to be a direct measurement of a company’s operations, as it excludes the effects of non-cash charges.

Management Guidance

For Q2 2003, Aether expects revenues of approximately $29 million, plus or minus 2 percent, with a return to slight revenue growth in Q3.  For Q2 and Q3, the Company expects further improvements in operating loss excluding certain non-cash and other charges as Aether executes its plan to reach profitability.  Operating loss per share before non-cash charges will continue to improve in Q2 and Q3.

Aether will host a conference call on Wednesday, May 7, 2003 at 8:30 a.m. Eastern Time.  Interested parties may access the call at www.aethersystems.com or by telephone at 1-800-441-0022.  Please ask for the Aether Systems call.  Replay of this call will be available until 5 p.m. Eastern Time on Friday, May 16, 2003, by calling 1-800-839-0860, access code 1194.

About Aether Systems, Inc.

Aether Systems delivers wireless and mobile workforce automation solutions that make people more productive and their organizations more profitable.  Aether’s products and services are built on Aether Fusion, the company’s standards-based platform that allows for secure, reliable extension of critical information to virtually any wireless or mobile environment.  Return on investment in Aether solutions comes from a unique combination of strengths - quick access to multiple back-end information sources, workflow that is optimized for specific industries, and turnkey deployment services and professional support.  Backed by years of in-market expertise, Aether is making it possible for thousands of government agencies and businesses to unleash the power of the mobile workforce.  For more information, please visit www.aethersystems.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  When used herein, the words anticipate, believe, estimate, intend, may, will, and expect and similar expressions as they relate to Aether Systems, Inc. (Aether or Company) or its management are intended to identify such forward-looking statements.  The Company’s actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.  Factors that could cause or contribute to such differences include but are not limited to the impact of the macro environment and customer decisions to continue to deploy and renew their engagements.  Other factors are discussed in our filings with the Securities and Exchange Commission.  Aether undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Actual results could differ materially for a variety of reasons and circumstances.

PRESS CONTACT:	INVESTOR CONTACT:
Greg Abel	Gregg Lampf
Aether Systems	Aether Systems
410-654-6400 x5189	410-654-6400 x5165

AETHER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

	Three months ended March 31,
in thousands except per share data	2003	2002

Subscriber revenue	$18,992	$12,309
Engineering services revenue	79	1,623
Software and related services	5,849	6,022
Device sales	4,317	3,718
Total revenue	29,237	23,672
Cost of subscriber revenue	9,845	7,354
Cost of engineering services revenue	21	803
Cost of software and related services	1,273	2,176
Cost of device sales	4,715	3,431
Total cost of revenue	15,854	13,764
Gross profit (loss)	13,383	9,908
Operating expenses:
Research and development	4,438	8,626
General and administrative	11,710	17,375
Selling and marketing	3,385	10,154
Depreciation and amortization	4,250	10,749
Option and warrant expense	609	2,221
Impairment of intangibles and fixed assets	447	2,377
Early extinguishment of debt	—	(6,262)
Restructuring charge	526	12,556
Total operating expenses	25,365	57,796
Operating loss	(11,982)	(47,888)
Other income (expense):
Interest income (expense), net	(238)	(2,261)
Equity in losses of investment	(59)	(2,773)
Investment loss, including impairments, net	(166)	(4,235)
Income tax benefit	—	—
Minority interest	—	1,523
Other income	5	—
Net Loss	$(12,440)	$(55,634)

Net loss per share - basic and diluted	$(0.29)	$(1.32)

Weighted average shares outstanding – basic and diluted	42,271	41,993

Reconciliation to net operating loss excluding non-cash and other charges:*

Net loss per GAAP	(12,440)	(55,634)

Add back non-cash and other charges:
Other adjustments (impairment of goodwill, write-down of investments, inventory obsolescence)	613	6,612
Amortization of intangibles	1,374	4,704
Proportionate share of losses in investee	59	2,773
Option and warrant expense	609	2,221
Restructuring charge (includes cash and non cash charges)	526	12,556
Early extinguishment of debt	—	(6,262)
Minority interest – amortization	—	(1,452)

Net operating loss excluding non-cash and other charges	(9,259)	(34,482)

Net operating loss excluding non-cash and other charges per share - basic and diluted	$(0.22)	$(0.82)

Reconciliation to adjusted operating expenses:*

Operating expenses per GAAP	25,365	57,796

Subtract non cash and other charges:
Depreciation and amortization	(4,250)	(10,749)
Option and warrant expense	(609)	(2,221)
Impairment of intangibles and fixed assets	(447)	(2,377)
Early extinguishment of debt	—	6,262
Restructuring charge (includes cash and non cash charges)	(526)	(12,556)

Adjusted operating expenses	19,533	36,155

* “Net operating loss excluding non-cash and other charges” and “Adjusted operating expenses” are non-GAAP measures but are indicators of performance used by management and industry analysts to evaluate the operational performance of the company.

AETHER SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

in thousands	March 31, 2003	December 31, 2002

ASSETS
Current assets:
Cash and cash equivalents	$53,756	$68,593
Short-term investments	261,496	255,825
Trade accounts receivable	24,876	22,788
Inventory	13,118	19,664
Assets held for sale	4,800	5,250
Leased equipment receivable	1,822	1,656
Prepaid expenses and other current assets	16,299	16,002
Total current assets	376,167	389,778
Furniture, computers, and equipment, net	20,267	19,301
Leased equipment receivable	8,099	6,691
Intangibles and other assets	57,242	57,639
	$461,775	$473,409

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$26	$4
Accounts payable	6,014	1,902
Accrued expenses	16,683	19,963
Restructuring reserve	8,246	8,651
Accrued employee compensation and benefits	7,210	7,336
Accrued interest payable	205	2,529
Deferred revenue	16,884	14,234
Total current liabilities	55,268	54,619

Long-term liabilities:
Convertible subordinated notes payable and other notes payable	154,939	154,942
Deferred revenue	13,397	11,789
Restructuring reserve	22,099	23,801
Deferred rent	834	858

Stockholders’ equity	215,238	227,400
Commitments and contingencies
	$461,775	$473,409